                                                                   EXHIBIT 10.18


PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005


                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of October 3rd, 2005, between VendingData Corporation, a Nevada corporation (together with its successors or assigns as permitted under this Agreement, the "Company"), and Peter Zee, an individual (the "Executive").

                                    RECITALS

        The Company desires to employ the Executive and enter into this Agreement embodying the terms of such employment and the Executive desires to enter into this Agreement and to accept such employment.

        In consideration of the mutual covenants and for other good and valuable consideration, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:


    1.     DEFINITIONS

        (a) "Base Salary" shall mean the salary provided for in Section 4 below subject to such increases as may be made from time to time.

        (b) "Cause" shall mean:

                (i) the conviction of (including any act as a result of pleading nolo contendere) or entry of judgment against the Executive by a civil or criminal court of competent jurisdiction of a felony, or any other offense or wrongdoing involving embezzlement, fraud, misappropriation of funds, any act of moral turpitude or dishonesty;

                (ii) the indictment of the Executive by a state or federal grand jury or the filing of a criminal complaint or information for a felony, or any other offense involving embezzlement, fraud, misappropriation of funds, any act of moral turpitude or dishonesty, unless such indictment or filing is dismissed within one hundred eighty (180) days from the date of such indictment or filing. The Board may elect to suspend and extend the Term of Employment by such one hundred eighty (180) day period or the number of days actually taken by the Executive to dismiss such indictment or filing, whichever is less; provided that the Executive notifies the Company in writing that the Executive intends to contest in good faith such indictment or filing and pursues the dismissal of such indictment or filing with reasonable diligence. During such period of suspension, Executive may be relieved of duties, but shall be entitled to receive Base Salary;

                (iii) the written confession by the Executive of embezzlement, fraud, misappropriation of funds, any act of moral turpitude or dishonesty or acts constituting a felony;

                (iv) the finding by a court of competent jurisdiction in a criminal or civil action or by the U.S. Securities and Exchange Commission or state blue sky agency in an administrative proceeding that the Executive has willfully violated any federal or state securities law;



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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005


                (v) the engagement by the Executive in willful and continued misconduct, or the Executive's willful and continued failure to substantially perform the Executive's obligations;

                (vi) the use by the Executive of alcohol or any controlled substance to an extent that it interferes, in the sole discretion of the Board, on a continuing and material basis with the performance of the Executive's duties under the Agreement;

                (vii) the willful, unauthorized disclosure by the Executive of Confidential Information, as defined in Section 12, concerning the Company or any Subsidiary, unless such disclosure was (A) believed in good faith by the Executive to be appropriate in the course of properly carrying out duties under the Agreement, or
                (B) required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency;

                (viii) performance of services by the Executive, other than in the course of properly carrying out his or her duties under the Agreement and as otherwise provided herein, for any other corporation or person that competes with the Company while the Executive is employed by the Company

                (ix) misconduct in connection with the performance of any of Executive's duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject;

                (x) commission by Executive of an act involving moral turpitude, dishonesty, theft or unethical business conduct, or conduct which impairs or injures the reputation of, or harms, the Company;

                (xi) disloyalty by Executive, including without limitation, aiding a competitor;

                (xii) any breach of this Agreement or Company rules; or

                (xiii) any other bad act or misconduct by Executive;

        (c) "Change in Control" means, and shall be deemed to occur upon the happening of the acquisition, directly or indirectly, in a single transaction or a series of related transactions by any person resulting in the beneficial ownership of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote;

        (d) "Term of Employment" shall mean the initial two-year period specified in Section 2 below and if, but only if, automatically renewed as provided in Section 2, shall include the period of such renewal.

        (e) "Voting Securities" means securities of the Company, the holders of which are entitled to vote for the election of directors.



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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005



    2.     TERM OF EMPLOYMENT

        (a) The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, in the position and with the duties and responsibilities as set forth in Section 3 below for the Term of Employment, subject to the terms and conditions of the Agreement.

        (b) The initial Term of Employment shall commence on October 3rd, 2005 and shall terminate on September 30, 2007, unless terminated earlier as provided in Section 8; provided that the Term of Employment shall automatically renew for successive one-year periods unless (i) it has sooner terminated as provided in
Section 8 or (ii) either party has notified the other in writing at least thirty
(30) days prior to the otherwise scheduled expiration of the Term of Employment that such Term of Employment shall not so renew.


    3.     POSITION, DUTIES AND AUTHORITIES

        During the Term of Employment, the Executive shall be employed as the Vice President of Engineering and Manufacturing of the Company. Subject to supervision and in accordance with the policies and directives established by the Chief Executive Officer, the Executive's duties and responsibilities shall include those duties set forth on Exhibit 'A', attached hereto, and such other duties, responsibilities and authorities customarily associated with such positions.


    4.     BASE SALARY

        During the Term of Employment, the Executive shall be paid by the Company a Base Salary payable no less frequently than in equal monthly installments at an annualized rate of $175,000.00; subject to increase as may be determined by the Company within its sole discretion.


    5.     OPTIONS

        Executive will receive options ("Options") to purchase 150,000 shares of the Company's common stock at an exercise price of $1.34 per share, which options shall be exercisable upon a Change in Control, and which Options vest upon a Change in Control. Except for any conflicting provisions in this Agreement, which shall prevail, the Options shall be issued under and governed by the terms of the Company's 1999 Stock Option Plan. These Options are intended to benefit Executive upon a Change in Control, and are in addition to stock options already granted to Executive in connection with Executive's employment.


    6.     BONUS

        The Executive will be entitled to receive a performance-based bonus of up to 50% of the Executive's annual Base Salary for the calendar year commencing January 1, 2006 and for each calendar year during the remainder of the Term of Employment. The performance bonus shall be subject to the Executive's satisfaction of certain performance goals determined by the Chief Executive Officer. Prior to January 1, 2006 and the commencement of each calendar year thereafter during the remainder of the Term of Employment, the Chief Executive Officer shall determine, in that Officer's sole and absolute discretion, the performance goals for the Executive and deliver a written description of those goals to Executive. The written description shall be incorporated into and become a part of this Agreement. All payments of bonuses earned during any calendar year shall be due and payable no later than March 31st of the following year. The determination of whether the Executive has satisfied the performance goals shall be made by the Board of Directors in its reasonable discretion.



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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005


    7.     EMPLOYEE BENEFIT PROGRAMS

        During the Term of Employment, the Executive and his dependents shall be entitled to participate in, at the Company's expense, whatever employee benefit plans the Company endorses to obtain, if any, such as medical, surgical, hospitalization, dental and visual insurance coverage. The Company will pay all expenses for these insurance program(s) or plan(s).


    8.     TERMINATION OF EMPLOYMENT

        (a) Termination by the Company for Cause. At any time after learning of an event constituting Cause, the Company may elect to give the Executive written notice of its intention to terminate for Cause, specifying in such notice the event forming the basis for Cause. Termination shall be effective immediately upon delivery of notice hereunder. In the event the Executive's employment is terminated by the Company for Cause, the Executive shall be entitled only to:

                (i) Base Salary, at the rate in effect at the time of termination, accrued and payable through the date of termination of employment;

                (ii) reimbursement for expenses incurred but not yet reimbursed by the Company; and

                (iii) any other compensation and benefits accrued and to which the Executive is entitled under applicable plans, programs and agreements of the Company as of the date of termination of employment.

The Executive's entitlement to the foregoing shall be without prejudice to the right of the Company to claim or sue for any damages or other legal or equitable remedy to which the Company may be entitled as a result of such Cause; provided, however, that offset shall not be available to the Company in any event.

        (b) Termination Without Cause. In the event the Executive's employment is terminated by the Company without Cause (which shall not include a termination pursuant to Section 8(a)), the Executive shall be entitled only to those items described in the subsections (i) through (vi) below. Termination Without Cause shall be effective immediately, unless a later date is stated, upon delivery of a written notice of such termination from the Company to the Executive.

                (i) Base Salary, at the rate in effect at the time of termination, accrued and payable through the date of termination of employment;

                (ii) an amount equal to the greater of (a) the Base Salary owing over the balance of the term of this agreement or (b) 12 months' Base Salary (Base Salary as used in this section shall be determined at the rate of compensation in effect as of the date of termination Without Cause) (the "Base Salary Termination Payment");

                (iii) in lieu of any bonus under Section 6, an amount equal to 50% of the Base Salary Termination Payment;

                (iv) reimbursement for expenses incurred but not yet reimbursed by the Company;

                (v) any amounts due to the Executive under Section 9; and



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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005


                (vi) any other compensation and benefits accrued and to which the Executive is entitled under applicable plans, programs and agreements of the Company as of the date of Termination Without Cause.

        (c) Voluntary Termination. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than a termination under Section 8(a) or 8(b). In the event of a Voluntary Termination, the Executive shall be entitled only to:

                (i) Base Salary, at the rate in effect at the time of termination, accrued and payable through the date of termination of employment;

                (ii) reimbursement for expenses incurred but not yet reimbursed by the Company; and

                (iii) any other compensation and benefits accrued and to which the Executive is entitled under applicable plans, programs and agreements of the Company.

A Voluntary Termination shall not, solely due to a Voluntary Termination, be deemed a breach of this Agreement and shall be effective upon the expiration of 30 days after written notice is delivered to the Company, unless another period of time is agreed to in writing by the Parties.

        (d) No Mitigation; No Offset. In the event of any termination of the Executive's employment under the Agreement without Cause, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under the Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain.

        (e) Nature of Payments. Any amounts due the Executive under the Agreement in the event of any termination of employment with the Company are in the nature of severance payments, or liquidated damages which contemplate both direct damages and consequential damages that the Executive may suffer as a result of the termination of employment, or both, and are not in the nature of a penalty.


    9.     PAYMENTS IN CASE OF CHANGE IN CONTROL

        Upon a Change in Control, as such term is defined herein, and in addition to any other payments to which Executive is entitled under Section 8 or any other provision of this Agreement, Executive shall be entitled to:

                (i) an amount equal to 12 months' Base Salary in effect as of the effective date of the Change in Control; and

                (ii) an amount equal to 50% of the annual Base Salary in effect as of the effective date of the Change in Control.


    10.    CONDITIONS OF ENTITLEMENT TO PAYMENT

        The consideration described in Section 8(b)(i) and (ii) and Section 9 are due and owing if and only if all of the conditions set forth in this Section 10 are satisfied:

        (a) Executive must have signed and delivered to the Chairman of the Board of the Company upon the termination of employment a release in substantially the form attached as Exhibit B (the "Release") subject to the timing and effectiveness requirements set forth in the Release; Executive must



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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005


have substantially complied with all written contractual obligations owed to the Company, including without limitation obligations of Executive under this Agreement. This subpart (a) is applicable to payments under Section 9 only if prior to the Change in Control the Executive has received notice of termination without Cause to take effect upon the Change in Control or within 30 days thereafter.

        (b) No cash payments shall be due or owing to Executive under this Agreement if the Company is (i) out of compliance with any covenants imposed by its senior lenders and such lenders have failed to waive the non-compliance or grant a forbearance, or (ii) is insolvent, or (iii), in the good faith discretion of the Board of Directors of the Company, any such payment or payments, by itself or when combined with any other obligations of the Company, would cause the Company to be out of compliance with such covenants (and the Board of Directors in its sole judgment has determined that it is unlikely that its senior lenders will waive the non-compliance or grant a forbearance) or insolvent. In the event of application of (i), (ii) or (iii) above, the cash payment shall be become due and owing and shall be paid promptly after the Board of Directors in its good faith determines that sections (i), (ii) and (iii) cease to apply.

        (c) No payments shall have been made previously under this Agreement with regard to a prior Change in Control.


    11.    COVENANT NOT TO COMPETE

        In the event of a termination of this Agreement prior to the scheduled expiration of the Term of Employment, the Executive shall not, for the remaining Term of Employment or 12 months, whichever is longer, engage in competition with the Company. For purposes of this Section 11, the Executive shall be engaging in competition with the Company if the Executive engages in the manufacture of playing card shufflers, playing card readers and/or playing card deck setters in Clark County, Nevada or any other location in which the Company is engaging in business at the time of the termination of the Executive's employment, whether as an employee, executive, partner, principal, agent, representative, stockholder or consultant (other than as a holder of not more than a 10% equity interest) or in any other corporate or any capacity, so long as the Company is engaged in business in the location in question.


    12.    COVENANTS TO PROTECT CONFIDENTIAL INFORMATION

        The Executive shall not, during the Term of Employment or anytime thereafter, without prior written consent of the Company, divulge, publish or otherwise disclose to any other person any Confidential Information regarding the Company except in the course of carrying out the Executive's responsibilities on behalf of the Company (e.g., providing information to the Company's attorneys, accountants, bankers, etc.) or if required to do so pursuant to the order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof and any litigation or dispute resolution method against the Company related to or arising out of this Agreement) or any governmental or administrative agency. For this purpose, Confidential Information shall include, but is not limited to, the Company's financial position and results of operations, trades secrets and intellectual property, products and product development plans, marketing and promotional plans and strategies, customer lists and customer data bases. Confidential Information does not include information that is generally available to the public other than through a breach of the Agreement on the part of the Executive.


    13.    NON-SOLICITATION

        Except with the prior written consent of the Company, Executive shall not solicit customers, clients, or employees of the Company or any of its affiliates for a period of twelve (12) months after the



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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005


date of the expiration or termination of this Agreement. Without limiting the generality of the foregoing, Executive will not, for a period of twelve (12) months after the date of the expiration or termination of this Agreement, willfully canvas or solicit any such business in competition with the business of the Company from any customers of the Company with whom Executive had contact during, or of which Executive had knowledge solely as a result of, his performance of services for the Company pursuant to this Agreement. Executive will not, for a period of twelve (12) months after the date of the expiration or termination of this Agreement, directly or indirectly request, induce or advise any customers of the Company with whom Executive had contact during the term of this Agreement to withdraw, curtail or cancel their business with the Company. Executive will not, for a period of twelve (12) months after the date of the expiration or termination of this Agreement, induce or attempt to induce any employee of the Company to terminate his/her employment with the Company.


    14.    REMEDIES

        (a) Executive acknowledges and agrees that immediate and irreparable harm, for which damages would be an inadequate remedy, would occur in the event any of the provisions of Sections 11, 12 and 13 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Executive agrees that Company shall be entitled to an injunction or injunctions to prevent breaches of such provisions of this Agreement and to enforce specifically the terms and provisions thereof without the necessity of proving actual damages or securing or posting any bond or providing prior notice, in addition to any other remedy to which it may be entitled at law or equity.

        (b) Nothing herein contained is intended to waive or diminish any rights Company may have at law or in equity at any time to protect and defend its legitimate property interests (including its business relationship with third parties), the foregoing provisions being intended to be in addition to and not in derogation or limitation of any other rights the Company may have at law or equity.

        (c) Executive shall have no rights, remedies or claims for damages, at law, in equity or otherwise with respect to any termination of Executive's employment by the Company other than as set forth in Section 8 of this Agreement.


    15.    REPRESENTATION

        The Company and the Executive respectively represent and warrant to each other that each respectively is fully authorized and empowered to enter into the Agreement and that their entering into the Agreement and the performance of their respective obligations under the Agreement will not violate any agreement between the Company or the Executive respectively and any other person, firm or organization or any law or governmental regulation.


    16.    ENTIRE AGREEMENT

        This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties.


    17.    AMENDMENT OR WAIVER

        This Agreement cannot be changed, modified or amended without the consent in writing of both the Executive and the Company. No waiver by either Party at any time of any breach by the other Party of any condition or provision of the Agreement shall be deemed a waiver of a similar or dissimilar



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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005


condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.


    18.    SEVERABILITY

        The provisions of this Agreement shall be severable and the invalidity, illegality or unenforceability of any provision of this Agreement shall not affect, impair or render unenforceable this Agreement or any other provision hereof, all of which shall remain in full force and effect. If any provision of this Agreement is adjudicated by a court of competent jurisdiction as invalid, illegal or otherwise unenforceable, but such provision may be made enforceable by a limitation or reduction of its scope, the Parties agree to abide by such limitation or reduction as may be necessary so that said provision shall be enforceable to the fullest extent permitted by law. The Parties further intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 11, 12 and 13 (the "Restrictive Covenants") upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold any Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the right of the Company to the relief provided for in this section in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenant as to breaches of such Restrictive Covenant in such other respective jurisdictions (such Restrictive Covenant as it relates to each jurisdiction being, for this purpose, severable into diverse and independent covenants).


    19.    SURVIVAL

        The respective rights and obligations of the Parties shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.


    20.    GOVERNING LAW

        This Agreement shall be governed by and construed under the law of the State of Nevada, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. The Parties each hereby consents to the jurisdiction and venue of the state courts of Clark County, Nevada and the United States district courts with jurisdiction in Nevada with respect to any matter arising out of or relating to this Agreement other than matters that are subject to the arbitration provisions of Section 21 of this Agreement.


    21.    SETTLEMENT OF DISPUTES

        Except for equitable actions seeking to enforce the provisions of Sections 11, 12 and 13 of this Agreement which may be brought by a court in any competent jurisdiction, in the event a dispute, claim or controversy arises between the parties relating to the validity, interpretation, performance, termination or breach of this Agreement, (collectively, a "Dispute"), the Parties agree to hold a meeting regarding the Dispute, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting or after good faith attempts to schedule such a meeting have failed, the Parties have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be resolved through final and binding arbitration to be held in Nevada in accordance with the rules and procedures of the American Arbitration Association. The prevailing party in such proceeding shall be entitled to recover the costs of the arbitration from the other party, including, without limitation, reasonable attorneys' fees.


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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005


    22.    HEADINGS

        The headings of the paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.


    23.    COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


    24.    TAXES

        The Compensation payable is stated in gross amounts and shall be subject to such withholding taxes and other taxes as may be required by law.


    25.    ACKNOWLEDGMENT

        The Executive acknowledges that he/she has been given a reasonable period of time to study this Agreement before signing it and has had an opportunity to secure counsel of his/her own. The Executive certifies that he/she has fully read and completely understands the terms, nature, and effect of this Agreement. The Executive further acknowledges that he/she is executing this Agreement freely, knowingly, and voluntarily and that the Executive's execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, the Executive does not rely on any inducements, promises, or representations by the Company other than that which is stated in this Agreement.


    26.    WAIVER OF JURY TRIAL

        Each Party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement and Executive's employment by the Company. Each Party (a) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth in this section.



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

PETER ZEE                                         EXECUTIVE EMPLOYMENT AGREEMENT
VENDINGDATA                                                    OCTOBER 3RD, 2005

IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date first written above.



VENDINGDATA CORPORATION,                    VENDINGDATA CORPORATION,
a Nevada corporation                        a Nevada corporation


By:                                         By:
     ---------------------------------           -------------------------------
     Mark R. Newburg                             James E. Crabbe
Its: Executive Director of the Board        Its: Chairman of the Board

EXECUTIVE





-----------------------------------------------
Peter Zee



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